        ___________________________________________________________


                            AMENDED AND RESTATED


                           STOCKHOLDER AGREEMENT


                      OUTSOURCING SERVICES GROUP, INC.




                         DATED AS OF JUNE 30, 1997



                       (Certain terms are defined in
                       Section 24 of this Agreement)



         ___________________________________________________________

                 AMENDED AND RESTATED STOCKHOLDER AGREEMENT


                 THIS AMENDED AND RESTATED STOCKHOLDER AGREEMENT is made and entered into as of June 30, 1997, among OUTSOURCING SERVICES GROUP, INC., as surviving company in the merger of Aerosol Services Holding Corporation, a Delaware corporation, and Aerosol Companies Holding Corporation, a Delaware corporation (the "Company"), GORDON + MORRIS INVESTMENT PARTNERSHIP, L.P., a Delaware limited partnership ("GMIP"), ASCP INVESTMENT PARTNERS, L.P., a Delaware limited partnership ("ASCP"), SAMUEL
 D. GARRETSON, WALTER K. LIM and HOWARD C. LIM (Messrs. Garretson, Lim and Lim are sometimes collectively referred to as the "Founders"), CHASE MANHATTAN CAPITAL, L.P., as the holder of certain warrants ("Chase"), HANCOCK VENTURE PARTNERS IV - DIRECT FUND, L.P. ("Hancock" and sometimes with GMIP and ASCP referred to as the "Institutional Investors"), and certain individuals listed on Exhibit A hereto who are members of the management of the Company or its wholly owned subsidiaries Piedmont Laboratories, Inc., a Georgia corporation ("Piedmont") or Aerosol Services Company, Inc., a California corporation ("ASC") (such individuals, together with any persons who become parties to this Agreement pursuant to Section
 10.1 of this Agreement and each of their respective Permitted Transferees, are referred to herein, collectively, as the "Management Shareholders"). GMIP, ASCP, the Founders, Hancock and the Management Shareholders are hereinafter referred to collectively as the "Shareholders."

                 WHEREAS, the Company is the successor by merger (the "Merger") to companies formed to acquire all of the issued and outstanding stock of Piedmont and ASC;

                 WHEREAS, the Company is consummating the Merger on the date hereof; and

                 WHEREAS, in connection with the Merger, on the date hereof (the "Merger"), the Company will issue or will have outstanding shares of its common stock, par value $0.001 per share ("Common Stock") to each Shareholder in the number of shares of Common Stock set forth opposite the Shareholder's name on Exhibit B hereto; and

                 WHEREAS, the Company anticipates that it will offer and sell additional shares of Common Stock to stockholders and employees of the Company and its subsidiaries or affiliates and such persons will become parties to this Agreement pursuant to Section 10.1 hereof; and

                 WHEREAS, the Shareholders believe it to be in their best interests and in the best interests of the Company that they enter into this Agreement providing for certain rights and restrictions with respect to the shares of Common Stock owned by them or their Permitted Transferees, and amending, restating and superseding in their entirety the stockholder agreements dated September 30, 1996 for Aerosol Companies Holding Corporation and February 14, 1994 for Aerosol Services Holding Corporation;

                 NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth in this Agreement, the parties hereto agree as follows:

                 1.   Restrictions on Transfer of Common Stock.

                      1.1 General Restriction on Transfer. Prior to the closing of a public offering pursuant to an effective registration statement (a "Registration") under the Securities Act of 1933, as amended (the "Act"), that covers (together with prior effective Registrations) (i) not less than 50% of the outstanding shares of Common Stock on a fully diluted basis or (ii) shares of Common Stock that, after the closing of such public offering, will be traded on the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers Automated Quotation System (an "IPO"), no shares of Common Stock now or hereafter owned by any Shareholder or any interest therein may, directly or indirectly, be sold, assigned, mortgaged, transferred, pledged, hypothecated or otherwise disposed of (collectively "Transferred"), except for (a) Transfers to a Permitted Transferee pursuant to Section 1.2 (a "Permitted Transferee"), (b) sales of shares of Common Stock to the Company pursuant to this Agreement or (c) Transfers to a Shareholder or a third party of shares of Common Stock pursuant to, or otherwise permitted under,
 Section 6.  A Transfer in violation of this Agreement shall be void.

                      1.2  Permitted Transferees.

                           (a)  Affiliates, Trusts, etc.  Subject to
 subsection (c) of this Section 1.2, each Institutional Investor may Transfer any shares of Common Stock or any interest therein or its rights to subscribe for the same to any of its Affiliates, provided that such transfer shall not have an adverse effect on any nonrecognition treatment afforded under Section 351 of the Internal Revenue Code of 1986, as amended. Subject to subsection (c) of this Section 1.2 and to the provisions of Section 6, an Institutional Investor may sell shares of Common Stock pursuant to Rule 144A under the Act. Subject to subsection
 (c) of this Section 1.2, a Management Shareholder or a Founder may Transfer any shares of Common Stock or any interest therein or his rights to subscribe for the same (i) with the prior written consent of the Company's Board of Directors (the "Board") (which consent shall not be withheld unless, in the opinion of the Board, such Transfer together with all other Transfers made after the Merger could result in or create a "significant risk" that the Company may become subject to, or after any Registration will continue to be subject to, the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), to a trust, family partnership, limited liability company or corporation of which all the beneficiaries, partners, owners or stockholders are the Management Shareholder or Founder, his spouse, parents, members of his immediate family or his lineal descendants, (ii) in case of death, by will or by the laws of intestate succession to executors, administrators, testamentary trustees, legatees or beneficiaries, (iii) with the prior written consent of the Board, to one or more other Management Shareholders or Founders or (iv) with the prior written consent of the Board, to any person the Board identifies as a current member of management of the Company or one of its Affiliates and who becomes a Management Shareholder by executing this Agreement. In addition to the foregoing, any transferee of a Shareholder described above may Transfer shares of Common Stock back to such Shareholder or to another Permitted Transferee of such Shareholder. For the purposes of this Section 1.2, a "significant risk" shall be deemed to arise when the number of "holders of record" (as determined in accordance with the Exchange Act) is greater than 80% of the number of "holders of record" that would cause the application or continued application of the informational requirements of the Exchange Act under the then existing circumstances. Persons who acquire shares pursuant to this
 Section 1.2(a) are "Permitted Transferees."

                           (b)  Security Agreements.  Subject to subsection
 (c) of this Section 1.2, a Shareholder may pledge any or all shares of Common Stock now or hereafter owned by him or grant a security interest therein to secure indebtedness of the Shareholder owing to the Company or a lender approved by the Company so long as such indebtedness was incurred for the purpose of paying all or part of the purchase price of such shares of Common Stock or for the purpose of refinancing indebtedness incurred for such purpose, and Institutional Investors may pledge or grant a security interest in shares of Common Stock now owned or hereafter owned by them; provided, however, that any pledgee pursuant to this subsection (b) shall acquire only a security interest in such shares of Common Stock entitling such transferee to the proceeds from any sale of such shares of Common Stock made in compliance with the terms of this Agreement and not title to such shares of Common Stock or any other rights incident thereto, including any rights under this Agreement. The pledge agreements or other related financing agreements of any Shareholder shall be subject to and acknowledge the rights of the Company and the other Shareholders set forth herein.

                           (c)  Agreements to Be Bound.  Any Transfer of
 shares of Common Stock made pursuant to subsection (a) or (b) of this
 Section 1.2 shall be effective only if the Permitted Transferee agrees in writing to be bound by the terms and conditions of this Agreement pursuant to an instrument of assumption reasonably satisfactory in substance and form to the Board.

                           (d)  Status of Certain Permitted Transferees and
 Warrant Holders.

                                (i)  A Permitted Transferee of an
 Institutional Investor which is a fund, partnership, corporation or limited liability company, is under common control with such Institutional Investor, and is identified by the transferring Institutional Investor as its successor shall be an Institutional Investor and shall succeed to all rights of the transferring Institutional Investor under this Agreement. If GMIP, ASCP or Hancock distributes shares to the holders of beneficial interests in GMIP, ASCP or Hancock, or if any Institutional Investor sells shares to a non-Affiliate, the transferees shall be Management Shareholders except for purposes of Sections 2 and 3 (rights and duties to sell to the Company) and shall not have any of the rights or duties of Institutional Investors under Sections 6, 7, 9, 10.3, 11 or 13. If Chase exercises its warrants, in whole or in part, it shall become an "Institutional Investor" and a "Shareholder" with respect to the shares of Common Stock acquired upon exercise of such warrants.

                               (ii)  Permitted Transferees of Founders and
 Management Shareholders shall be Management Shareholders but shall have no rights under Section 2.1 to sell to the Company unless they are also employees of the Company or one of its Affiliates.

                 2.   Sales to the Company.

                      2.1 The Management Shareholders. Subject to all subsections of this Section 2 and subject to Section 5, a Management Shareholder shall have the right to sell to the Company, and the Company shall have the obligation to purchase from such Management Shareholder, all, but not less than all, of such Management Shareholder's shares of Common Stock at their Fair Market Value, as defined in and determined pursuant to Section 4.1, as of the date of termination if the employment of such Management Shareholder with the Company and all its Affiliates thereof is terminated by the Company without Cause (as defined in Section 24) or terminates as a result of (a) the death or Disability (as defined in Section 24) of such Management Shareholder, (b) the resignation of such Management Shareholder for Good Reason (as defined in Section 24) or (c) the retirement of such Management Shareholder upon or after reaching the age of 65 ("Retirement").

                      2.2 Notice. If any Management Shareholder desires to sell shares of Common Stock pursuant to Section 2.1, he (or his estate, as the case may be) shall notify the Company not more than 30 days or, in the case of a termination under clause (a) of Section 2.1, 90 days after the occurrence of the event giving rise to such Management Shareholder's right to sell his shares of Common Stock and shall specify the number of shares of Common Stock such Management Shareholder owns.

                      2.3 Payment. Subject to Section 5, payment for shares of Common Stock sold by a Shareholder pursuant to Section 2.1 shall be made on the date 15 days (or the first business day thereafter if the 15th day is not a business day) following the date of the Management Shareholder's notice unless one of the provisions of this Agreement providing for a delayed payment is applicable.

                           (a)  Right to Defer Sale on Death or Disability.
 If the termination of employment of a Management Shareholder giving a right to sell results from the death or Disability of such Management Shareholder before the fifth anniversary of the Merger, then such Management Shareholder (or his estate, as the case may be) may choose, in the notice delivered to the Company pursuant to Section 2.2, that the Company's purchase obligation shall be effective with respect to all or any portion of such Management Shareholder's shares of Common Stock on the fifth anniversary of the Merger (rather than immediately), as long as such choice is made with respect to at least 1,000 shares of Common Stock. If the notice delivered by such Management Shareholder (or his estate, as the case may be) does not state a choice to delay the effectiveness of the Company's obligation, the Company's purchase obligation shall be effective immediately with respect to all of such Management Shareholder's shares of Common Stock. If the Company's purchase obligation with respect to all or any portion of any shares of Common Stock is not effective until the fifth anniversary of the Merger by reason of a choice made under this Section 2.3, such fifth anniversary shall be deemed to be the "date of termination" used to determine the purchase price to be paid for the shares of Common Stock to be purchased following such fifth anniversary.

                      (b) Interest. Any payments required to be made by the Company under this Section 2.3 shall accrue interest at 9% simple interest per annum from the date used to determine the Fair Market Value to the date the Company has paid in full for all of the shares of Common Stock. Such interest shall not accrue or be paid for any period in which payment is delayed solely by a failure to deliver certificates representing the purchased shares.

                      2.4 Termination of Right to Sell. A Management Shareholder's right to sell to the Company and the Company's obligation to purchase such Shareholder's shares of Common Stock pursuant to Section 2.1 shall terminate on the earlier of (a) the tenth anniversary of the Merger or (b) the closing of an IPO. Such termination of a Management Shareholder's rights shall be effective notwithstanding the non-expiration of any time period set forth in Section 2.2 but shall not affect the Company's duties arising from a previously given valid notice exercising a Management Shareholder's right to sell.

                 3.   Right of the Company to Purchase From Management
                      Shareholders.

                      3.1 Right to Purchase. Subject to all subsections of this Section 3 and subject to Section 5, the Company shall have the right to purchase from a Management Shareholder, and each Management Shareholder shall have the obligation to sell to the Company, all, but not less than all, of such Management Shareholder's shares of Common Stock:

                           (a)  Fair Market Value.  If such Management
 Shareholder's employment with the Company and all Affiliates thereof is terminated as a result of (i) the death or Disability of such Management Shareholder, (ii) the resignation of such Management Shareholder for Good Reason, (iii) the Retirement of such Management Shareholder or (iv) the termination by the Company and all its Affiliates of the employment of such Management Shareholder without Cause, the Company may purchase at Fair Market Value, or

                           (b)  Other Purchases.  If such Management
 Shareholder's employment with the Company and all Affiliates thereof is terminated by the Company for Cause or terminates for any reason except any event described in subsection (a) of this Section 3.1, until the fifth anniversary of the Merger, the Company may purchase at the lesser of the Fair Market Value and the Carrying Value (as defined in Section 24), and thereafter the Company may purchase at the Fair Market Value, of the shares of Common Stock to be purchased.

                      3.2 Notice. If the Company desires to purchase shares of Common Stock from a Management Shareholder pursuant to Section 3.1, it shall notify such Management Shareholder (or his estate, as the case may be) not more than 30 days after the occurrence of the event giving rise to the Company's right to acquire such Management Shareholder's shares of Common Stock.

                      3.3  Payment.

                           (a)  General.  Subject to Section 5 and to the
 right of the Company to prepay any amounts due under this Agreement, payment for shares of Common Stock purchased by the Company pursuant to
 Section 3.1(a) shall be made on the date 15 days (or the first business day thereafter if the 15th day is not a business day) following the date of the Company's notice unless one of the provisions of this Agreement providing for a delay in payment is applicable.

                      (b) Certain Delayed Payments. For purchases pursuant to Section 3.1(b) (terminations for Cause and resignations without Good Reason):

                                (i)  if the date of termination occurs
                 prior to the third anniversary of the Merger, then one-third of the purchase price of the purchased shares shall be paid within 15 days following each of the third, fourth and fifth anniversaries of the Merger;

                              (ii)   if the date of termination occurs on
                 or after the third anniversary of the Merger and prior to the fourth anniversary of the Merger, then (x) two-thirds of the purchase price of the purchased shares shall be paid by the 15th day following such fourth anniversary and
                 (y) one-third of the purchase price of the purchased shares shall be paid within 15 days following the fifth anniversary of the Merger;

                             (iii)   if the date of termination occurs on
                 or after the fourth anniversary of the Merger and prior to the fifth anniversary of the Merger, then the purchase price of the purchased shares shall be paid by the 15th day following such fifth anniversary; and

                              (iv)   if the date of termination occurs on
                 or after the fifth anniversary of the Merger, then the purchase price of the purchased shares shall be paid by the 15th day after the determination of the Fair Market Value of the shares to be purchased, but subject to the surrender of the certificates representing the purchased shares.

                           (c)  Management Shareholder's Right to Defer
 Payment. Notwithstanding the foregoing, if the termination of employment of a Management Shareholder giving rise to the purchase results from the death or Disability of such Management Shareholder prior to the fifth anniversary of the Merger, then such Management Shareholder (or his estate, as the case may be) may choose, within 90 days of the receipt of the notice specified in Section 3.2, that the Company's purchase right shall be effective with respect to all or any portion (but not less than 1,000 shares) of such shares of Common Stock on the fifth anniversary of the Merger (rather than immediately). If a Management Shareholder (or his estate, as the case may be) does not give written notice of a choice under
 Section 3.3(b), the Company's purchase right shall be effective immediately with respect to all of such Management Shareholder's shares of Common Stock. If the Company's purchase right with respect to all or any portion of any shares of Common Stock is not effective until the fifth anniversary of the Merger by reason of a choice made under this Section 3.3, such fifth anniversary shall be deemed to be the "date of termination" used to determine the purchase price to be paid for the shares of Common Stock to be purchased after such fifth anniversary. The Company shall, subject to
 Section 5, pay to such Management Shareholder (or his estate, as the case may be) whose employment so terminates the Fair Market Value of such shares by the 15th day following the "date of termination."

                           (d)  Interest.  Any payments based on Fair
 Market Value required to be made by the Company under this Section 3.3 shall accrue interest at 9% simple interest per annum on the amounts not paid from the date on which such payment became due to the date the Company makes such payments. Interest shall not accrue on any payments made on a delayed basis pursuant to subparagraphs (i), (ii), (iii) or (iv) of Section

 3.3(b). No interest shall accrue or be paid for any period in which payment is delayed solely by a failure to deliver certificates representing the purchased shares.

                      3.4 Termination of Right to Purchase. The Company's right to purchase from a Management Shareholder and such Management Shareholder's obligation to sell shares of Common Stock pursuant to Section
 3.1 shall terminate as to all shares for which no prior notice to purchase has been given on the earlier of (a) the tenth anniversary of the Merger or
 (b) the closing of an IPO. Such termination of the Company's rights shall be effective even if the thirty-day time period set forth in Section 3.2 has not expired.
                 4.   Purchase Price.

                      4.1  Fair Market Value.

                           (a)  Appraisal.  The Company shall engage, from
 time to time, as determined by the Board or at the request of GMIP or Hancock, an independent valuation consultant or appraiser of recognized standing reasonably satisfactory to GMIP (the "Appraiser") to appraise the Fair Market Value of the shares of Common Stock as of the last day of the fiscal period then most recently ended or, at the request of the Board, as of any more recent date (the "Appraisal Date") and to prepare and deliver a report to the Company describing the results of such appraisal (the "Appraisal"). However, by a vote of the Board of Directors, the Company may, rather than obtaining an appraisal, agree with a Management Shareholder on the value of such Management Shareholder's shares of Common Stock and the result of such an agreement shall be an "Appraisal" but only applicable to the Management Shareholder in question.

                      (b)  Fair Market Value.  For the purposes of
 this Agreement, the "Fair Market Value" of any share of Common Stock being purchased by or sold to the Company shall be $10.00 per share until December 31, 1997, unless the Board requests an Appraisal for an earlier date, and thereafter shall be the Fair Market Value of the entire Common Stock equity interest of the Company taken as a whole, divided by the number of outstanding shares of Common Stock, all calculated on a fully diluted basis, without additional premiums for control or discounts for minority interests or restrictions on transfer. After December 31, 1997 (or if earlier, the date of the first Appraisal), Fair Market Value shall be determined (i) by the Board of Directors in good faith based on a bona fide offer from a third party to purchase Common Stock that is as of a date not more than sixty (60) days preceding the date for which Fair Market Value is to be determined, (ii) if clause (i) does not apply, as set forth in the most recent Appraisal prior to such date plus interest at 9% simple interest per annum to the date of termination or deemed termination, or
 (iii) if the selling Shareholder so chooses by notice to the Company within 30 days of the date of termination of his employment, and if the most recent Appraisal was more than six (6) months prior to the termination of employment, the Fair Market Value of any shares of Common Stock to be purchased by the Company pursuant to this Agreement shall be determined as of the next Appraisal Date following the applicable date of termination or deemed termination, which shall be not more than six months after the date of termination of employment. Any payments due on a delayed basis because a Shareholder chooses the method in clause (iii) to determine Fair Market Value shall be due fifteen days after the Company receives the second Appraisal and shall bear interest only from such fifteenth day.

                           (c)  Notice to Shareholders.  After receipt of
 any Appraisal, or any other event resulting in a determination of Fair Market Value, the Company shall provide notice of such Fair Market Value to each Shareholder.

                      4.2  Carrying Value.  For the purposes of Sections
 3.1 and 6.5, the "Carrying Value" of any share of Common Stock shall be equal to the price paid by the selling Management Shareholder for all shares sold plus simple interest at a rate per annum equal to 9% which shall be deemed to be the carrying cost, from the date of the Merger through the date of such purchase, less the amount of dividends paid to such Management Shareholder in respect of such share (to the extent that the amount of such dividends does not exceed such interest).

                 5. Prohibited Purchases. Notwithstanding anything to the contrary herein, the Company shall not be permitted or obligated to purchase any shares of Common Stock from a Shareholder hereunder to the extent (i) the Company is prohibited from purchasing such shares by any debt instruments or agreements (the "Financing Documents") entered into by the Company or any of its Affiliates or by applicable law, (ii) a default has occurred under any Financing Document and is continuing, (iii) the purchase of such shares would, or in the reasonable opinion of the Board might, result in the occurrence of an event of default under any Financing Document or create a condition which would or might, with notice or lapse of time or both, result in such an event of default or (iv) the purchase of such shares would, in the reasonable opinion of the Board, be imprudent in view of the financial condition (present or projected) of the Company or the anticipated impact of the purchase of such shares on the Company's ability to meet its obligations under any Financing Document. If the total number of shares of Common Stock which the Company has the right or obligation to purchase on any date exceeds the total amount permitted to be purchased on such date pursuant to the preceding sentence (the "Maximum Amount"), the Company shall purchase on such date only that number of shares of Common Stock up to the Maximum Amount (and shall not be required to purchase more than the Maximum Amount) in such amounts as the Board shall in good faith determine, applying such amounts in the following order of priority:

                           (a)  First, the shares of Common Stock of all
 Management Shareholders whose shares of Common Stock are being purchased by the Company by reason of termination of employment due to death or Disability and, to the extent that the number of shares of Common Stock that the Company is obligated to purchase from such Management Shareholders exceeds the Maximum Amount, such shares of Common Stock pro rata among such Management Shareholders on the basis of the number of shares of Common Stock held by each of such Management Shareholders that the Company is obligated or has the right to purchase; and

                           (b)  Second, to the extent that the Maximum
 Amount is in excess of the amount the Company purchases pursuant to clause
 (a) above, the shares of Common Stock of all Management Shareholders whose shares of Common Stock are being purchased by the Company by reason of termination of employment without Cause or due to Retirement or resignation for Good Reason up to the Maximum Amount and, to the extent that the number of shares of Common Stock that the Company is obligated to purchase from such Management Shareholders exceeds the Maximum Amount, such shares of Common Stock pro rata among such Management Shareholders on the basis of the number of shares of Common Stock held by each of such Management Shareholders that the Company is obligated or has the right to purchase; and

                           (c)  Third, to the extent the Maximum Amount is
 in excess of the amounts the Company purchases pursuant to clauses (a) and
 (b) above, the shares of Common Stock of all other Management Shareholders whose shares of Common Stock are being purchased by the Company up to the Maximum Amount and, to the extent that the number of shares of Common Stock that the Company is obligated to purchase from such Management Shareholders exceeds the Maximum Amount, the shares of Common Stock of such Management Shareholders in such order of priority and in such amounts as the Board in its sole discretion shall in good faith determine to be appropriate under the circumstances; and

 Notwithstanding anything to the contrary contained in this Agreement, if the Company is unable to make any payment when due to any Management Shareholder under this Agreement by reason of this Section 5, the Company shall make such payment at the earliest practicable date permitted under this Section 5 and any such payment shall accrue simple interest (or if such payment is accruing interest at such time, shall continue to accrue interest) at 9% per annum from the date such payment is due and owing to the date such payment is made. Interest shall cease to accrue during, and shall not be paid for, any period of delay caused solely by a failure to deliver certificates representing purchased shares. All payments of interest accrued hereunder shall be paid only at the date of payment by the Company for the shares of Common Stock being purchased.

                 6.   Sales to Third Parties.

                      6.1 General; Co-Sales in Certain Instances; Right to Require a Sale.

                           (a)  No Management Shareholder or Founder shall,
 prior to the earliest to occur of (i) the closing of an IPO or (ii) the fifth anniversary of the Merger (the "Restricted Period"), sell any of his or its shares of Common Stock to a third party except Permitted Transferees or pursuant to Sections 6.1(b) or 6.1(c). After the termination of the Restricted Period, a Management Shareholder or Founder may sell shares of Common Stock to a third party only in compliance with the provisions of Sections 6.2 and 6.3 or pursuant to Sections 6.1(b) and (c).

                           (b)  Institutional Investors may sell shares of
 Common Stock to a third party eligible to purchase under Rule 144A at any time after the date of the Merger, subject to the right of first offer and co-sale provisions of Section 6.2.

                           (c)  If GMIP, ASCP and Hancock decide to sell to
 a third party or parties unaffiliated with GMIP, ASCP and Hancock all (but not less than all) of the aggregate shares of Common Stock owned by GMIP, ASCP and Hancock, then, first offer rights under Section 6.2 shall not apply and if requested by such third party or parties, each other Shareholder and Chase shall join GMIP, ASCP and Hancock in such sale for a purchase price per share of Common Stock and on other terms and conditions not less favorable to the other Shareholders and Chase than those offered to GMIP, ASCP and Hancock. If GMIP, ASCP, and Hancock do not require all Stockholders and Chase to join in a sale as permitted by this Section 6.1(c) then co-sale rights under Section 6.2 shall apply.

                           (d)  For purposes of Sections 6.1(b) and 6.1(c)
 only, a "sale" shall include a merger or sale of all or substantially all the assets of the Company or its subsidiaries.

                      6.2 Right of First Offer, Co-Sale Provisions. If an Institutional Investor wishes to sell shares of Common Stock to third parties but such sale is not a joint decision of GMIP, ASCP and Hancock which is subject to Section 6.1(c), then the following provisions shall apply.

                      (a) If an Institutional Investor (the "Selling Investor") desires to sell shares of Common Stock to a third party or parties, then prior to offering or selling such shares of Common Stock the Selling Investor shall deliver to the Company and each other Institutional Investor a letter signed by the Selling Investor setting forth:

                                (i)  the number of shares of Common Stock
                 which the Selling Investor desires to sell (the "ROFO
                 Shares");

                               (ii)  the minimum cash purchase price per
                 share of Common Stock (the "ROFO Price") to be accepted by the Selling Investor; and

                              (iii)  the Selling Investor's offer
                 (irrevocable by its terms for 30 days following receipt) to sell to the other Institutional Investors all (but not less than all) of the ROFO Shares at the ROFO Price (the "ROFO Offer").

 The other Institutional Investors shall have the option, exercisable within 25 days following delivery of the ROFO Offer, to elect to purchase up to their respective pro rata portion of the ROFO Shares based on the number of shares of Common Stock (determined on a fully diluted basis) then owned by each of them. If any Institutional Investor does not elect to purchase the ROFO Shares pursuant to the preceding sentence, then those Institutional Investors that do so elect shall have the right within five days after such 25-day period to elect to purchase the remaining ROFO Shares on a pro rata basis or on such other basis as they may agree. If one or more Institutional Investors elect to purchase all (but not less than all) ROFO Shares, the closing of the purchase and sale pursuant to such election shall take place within 10 days after expiration of the 25-day exercise period.

                           (b)  If, upon the expiration of 35 days
 following delivery of the ROFO Offer, all ROFO Shares have not been purchased by the other Institutional Investors then, (i) the Company shall notify each Shareholder that co-sale rights pursuant to clauses (c) through
 (g) of this Section 6.2 apply, and each Shareholder shall have the rights granted under clauses (c) through (g) of this Section 6.2 with respect to such proposed sale, and (ii) the Selling Investor may, subject to the co-sale provisions of clauses (c) through (g) of this Section 6.2, sell to one or more parties all (but not less than all) of the ROFO Shares for a cash purchase price not less than the ROFO Price and not inconsistent with any other terms in the ROFO Offer, provided that any such sale of ROFO Shares shall be consummated within 120 days following delivery of the ROFO Offer.

                           (c)  Should the Selling Investor receive one or
 more bona fide offers (collectively, the "Purchase Offer") to purchase the ROFO Shares, and should the Selling Investor accept or determine to accept such Purchase Offer, then the Selling Investor promptly shall give written notice (the "Purchase Notice") to the Company and the other Shareholders of the terms and conditions of such Purchase Offer.

                           (d)  Each Shareholder shall have the right,
 exercisable upon written notice to the Selling Investor within five (5) business days after receipt of the notice of the Purchase Offer, to participate in the Selling Investor's sale of the ROFO Shares pursuant to the specified terms and conditions of such Purchase Offer. To the extent one or more Shareholders exercises such right of participation in accordance with the terms and conditions set forth below, the number of shares of Common Stock which the Selling Investor may sell pursuant to the Purchase Offer correspondingly shall be reduced. The right of participation of the Shareholders shall be subject to the following terms and conditions:

                                (i)  Each Shareholder may sell all or any
                 part of that number of shares of Common Stock of the Company equal to the product obtained by multiplying (x) the aggregate number of shares of Common Stock covered by the Purchase Offer by (y) a fraction, the numerator of which is the number of shares of Common Stock of the Company owned by such Shareholder (determined on a fully diluted basis), and the denominator of which is the sum of shares of Common Stock of the Company at the time owned by such Shareholder, the Selling Investor and all others exercising rights of co-sale in connection with such Purchase Offer (in each case, determined on a fully diluted basis).

                               (ii)  A Shareholder may effect participation
                 in the sale by delivering to the Selling Investor for transfer one or more certificates, properly endorsed for transfer, which represent: the number of shares of Common Stock which such Shareholder elects to sell pursuant to this Section 6.2.

                           (e)  The delivery of the stock certificate by
 each participating Shareholder to the purchase offeror in consummation of the sale of the Common Stock pursuant to the terms and conditions specified in the Purchase Notice, and the payment by the purchase offeror to each participating Shareholder of that portion of the sale proceeds to which such Shareholder is entitled by reason of participation in such sale shall occur simultaneously at a closing at the principal office of the Company, or such place as the selling and purchasing parties may agree, at a time and at a date mutually agreeable to all of the selling and purchasing parties.

                           (f)  The exercise or nonexercise of the rights
 of the Shareholders hereunder to participate in one or more sales of Common Stock made by a Selling Investor shall not affect adversely the rights of any Shareholder to participate in subsequent Common Stock sales by the Institutional Investors.

                           (g)  The provisions of this Section 6.2 shall
 not apply to any transactions with a Permitted Transferee.

                      6.3  Right of First Refusal.

                           (a)  Procedure.  If a Management Shareholder, or
 Founder (the "Offering Shareholder") who is entitled to sell shares of Common Stock to third parties pursuant to Section 6.1 (a) receives a bona fide offer or offers from a third party or parties to purchase any shares of Common Stock (the "Outside Offer"), then prior to selling such shares of Common Stock to such third party or parties such Offering Shareholder shall deliver to the Company a letter signed by such Offering Shareholder setting forth:

                                (i)  the name of the third party or
                 parties;

                               (ii)  the prospective purchase price per
                 share of Common Stock;

                              (iii)  all material terms and conditions
                 contained in the Outside Offer;

                               (iv)  the Offering Shareholder's offer
                 (irrevocable by its terms for 30 days following receipt) to sell to the Company all (but not less than all) of the shares of Common Stock covered by the Outside Offer for a purchase price per share of Common Stock, and on other terms and conditions, not less favorable to the Company than those contained in the offer of the third party or parties (a "ROFR Offer"); and

                                (v)  closing arrangements and a closing
                 date (not less than 45 nor more than 60 days following the date of such letter) for any purchase and sale that may be effected by the Company or any of its assignees pursuant to this Section 6.

 The Company shall, within 10 days following receipt of such letter, choose either to purchase the shares of Common Stock subject to the ROFR Offer or assign its rights pursuant to Section 6.4. If the Company chooses to assign such rights pursuant to Section 6.4, it shall deliver written notice of such assignment, on or prior to the end of such 10-day period, to the Founders, the Institutional Investors and each Management Shareholder (the "Management Offerees") owning not less than 10,000 shares of the Common Stock or such greater (or, if approved by the Board of Directors, lesser) number of shares that will assure the Company that the number and status of the Management Offerees are such that such offer can be made without (x) registration under the Act or (y) reliance on Regulation D promulgated under the Act, provided that no Management Shareholder shall be given such notice if the offer to such Management Shareholder would require registration or qualification of the shares under federal or state securities laws.

                           (b)  Application of Co-Sale Rights.  If, within
 twenty-five (25) days of receipt by the Company of a ROFR Offer from a Founder, any shares subject to the ROFR Offer have not been accepted for purchase, the Company shall notify each Shareholder that co-sale rights pursuant to subsections 9(c) through (g) of Section 6.2 apply, and each Shareholder shall have the rights granted under subsections (c) through (g) of Section 6.2 with respect to such proposed sale, provided that the Founder shall be deemed to be the "Selling Investor" and the shares subject to the Offer shall be deemed to be "ROFO Shares", in Section 6.2 for this purpose.

                           (c)  Effecting Sales.  Unless 30 days following
 receipt by the Company of the ROFR Offer described in Section 6.3(a), the Company and any persons to whom the Company has assigned, pursuant to
 Section 6.5, the right to accept the ROFR Offer has agreed to purchase all the ROFR Shares, the Offering Shareholder may sell to such third party or parties all the shares of Common Stock covered by the Outside Offer, for the purchase price and on the other terms and conditions contained in the Outside Offer but the Offering Shareholder may not sell less than the number of shares of Common Stock covered by the Outside Offer unless the exercise of co-sale rights is the reason. If the Company or its assignee or assignees shall accept such ROFR Offer, the closing of the purchase and sale pursuant to such acceptance shall take place as set forth in the ROFR Offer of the Offering Shareholder to the Company pursuant to subparagraph
 (v) of Section 6.3(a).

                      6.4 Assignment. Subject to Section 6.3, each Founder, each Institutional Investor, and each Management Offeree shall have the right, if the Company has elected not to exercise its right to purchase Common Stock pursuant to Section 6.3, to require the Company to assign to it the Company's right of first refusal with respect to an Outside Offer on a pro rata basis based on the number of shares of Common Stock held by each Founder, each Institutional Investor and each such Management Offeree.

                      6.5 Agreements to Be Bound. Notwithstanding anything contained in this Section 6, any sale to a third party or any Involuntary Transfer (as defined in Section 6.6) to an Involuntary Transferee (as defined in Section 6.6) shall be permitted under the terms of this Agreement only if such third party or Involuntary Transferee, as the case may be, shall agree in writing to be bound by the terms and conditions of this Agreement pursuant to an instrument of assumption reasonably satisfactory in substance and form to the Company.

                      6.6 Involuntary Transfers. In the case of any transfer of title or beneficial ownership of shares of Common Stock upon default, foreclosure, forfeiture, divorce, court order, or otherwise than by a voluntary decision on the part of a Shareholder (an "Involuntary Transfer"), the Company shall have the right to purchase such shares pursuant to this Section 6.6. Upon the Involuntary Transfer of any shares of Common Stock, such Shareholder shall promptly (but in no event later than two days after such Involuntary Transfer) furnish written notice (the "Notice") to the Company indicating that the Involuntary Transfer has occurred, specifying the name of the person to whom such shares have been transferred (the "Involuntary Transferee"), giving a detailed description of the circumstances giving rise to, and stating the legal basis for, the Involuntary Transfer. Upon the receipt of the Notice, and for 30 days thereafter, the Company shall have the right to purchase, and the Involuntary Transferee shall have the obligation to sell, all (but not less than all) of the shares of Common Stock acquired by the Involuntary Transferee for a purchase price equal to the lesser of (a) the Fair Market Value of such shares of Common Stock on the date of transfer to the Involuntary Transferee (determined with reference to the most recent Appraisal prepared and delivered pursuant to Section 4.1) and (b) the amount of the indebtedness or other liability that gave rise to the Involuntary Transfer plus the excess, if any, of the Carrying Value of such shares of Common Stock over the amount of such indebtedness or other liability that gave rise to the Involuntary Transfer.

                           Notwithstanding the foregoing, the Board may,
 for good cause shown by the Shareholder who made the Involuntary Transfer, determine that payment of a purchase price equal to the Fair Market Value of such shares of Common Stock on the date of transfer to the Involuntary Transferee would be appropriate under the circumstances, and direct that payment be made in such amount.

                           The Company's right to purchase pursuant to this
 Section 6.6 shall be assignable in accordance with Section 6.4 as if such right to purchase were a "right to accept an Offer."

                      6.7 Termination of Right of First Refusal. All rights and obligations pursuant to this Section 6 shall terminate upon the earlier of the tenth anniversary of the Merger and the closing of an IPO.

                 7.   Election of Directors.

                      7.1  Board Makeup.  Until the earlier of (a) an IPO,
 (b) the date upon which GMIP and its Affiliates own in the aggregate less than 25% of the number of shares of Common Stock owned by GMIP immediately after the Merger or (c) the tenth anniversary of the Merger, each of the Shareholders agrees that from and after the Merger such Shareholder will use his best efforts to nominate and elect and will vote all of the shares of Common Stock owned or held of record by him to elect and, thereafter from such period, to continue in office a Board consisting of eight members, three of whom shall be designated by the Founders and shall be reasonably acceptable to GMIP; one of whom shall be designated by Hancock; one of whom shall be selected jointly by Hancock and GMIP, and three of whom shall be designated by GMIP. The persons designated pursuant to this
 Section 7.1 by the Founders, Hancock and GMIP may be changed from time to time by the Founders, Hancock and GMIP, respectively, provided, however, that during the term they are employed by the Company or any Affiliate, Walter K. Lim, Howard C. Lim and Samuel D. Garretson shall each be one of the directors named by the Founders if he is willing to serve. Following an acquisition or merger, the Board may increase the number of directors to not more than twelve, in which case GMIP shall name five directors, the Founders shall name three directors (subject to the same proviso as in the preceding sentence), Hancock shall name one director, and the balance shall be allocated as the Board directs in the new merger agreement. If both Michael S. Gordon and John H. Morris are no longer principals of the manager of GMIP, then Hancock shall have the right to name one of the directors GMIP would otherwise have the right to name, provided that Hancock is, at such time, the beneficial owner of at least ten percent (10%) of the Company's Common Stock. If Hancock no longer holds any Common Stock, its rights to name a director shall terminate. On each date that any one of Walter Lim, Howard Lim and Samuel Garretson ceases to own Common Stock, the number of directors to be named by the Founders shall decrease by one, and when all three of such Founders cease to own Common Stock, the Founders shall no longer have the right to name any directors. The positions as directors formerly held by directors named by GMIP, Hancock or Founders shall, once the other provisions of this Section 7.1 no longer govern, be elected under the laws of Delaware without regard to this
 Section 7.1.

                      7.2 Irrevocable Proxy. To effectuate Section 7.1 and Section 6.1 and in addition to and not in lieu of Section 7.1, each Shareholder hereby grants to the Secretary of the Company an irrevocable proxy solely for the purpose of voting all of the shares of Common Stock of the Company owned by the grantor of the proxy for the election of directors nominated in accordance with Section 7.1 or voting shares in favor of a merger or sale of assets required by Section 6.1.

                 8. Stock Certificate Legend. A copy of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company. Each certificate representing shares of Common Stock owned by the Shareholders shall bear upon its face the following legends in addition to any legends required by applicable state law:

                 (a) "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL TO THE STOCKHOLDER, WHICH COUNSEL MUST BE, AND THE FORM AND SUBSTANCE OF WHICH OPINION ARE, SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION, TRANSFER OR OTHER DISPOSITION IS EXEMPT FROM REGISTRATION OR IS OTHERWISE IN COMPLIANCE WITH THE ACT, SUCH LAWS AND THE STOCKHOLDER AGREEMENT, DATED AS OF _______ __, 1997.

                 (b) THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND OTHER CONDITIONS, AS SPECIFIED IN A STOCKHOLDER AGREEMENT
                      ENTERED INTO AS OF THE   TH DAY OF_____, 1997, COPIES
                      OF WHICH ARE ON FILE AT THE OFFICE OF THE ISSUER AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH SHARES UPON WRITTEN REQUEST."

                      All Shareholders shall be bound by the
 requirements of such legends to the extent that such legends are applicable. Upon a Registration of any shares of Common Stock, the certificates representing such shares shall be replaced, at the expense of the Company, with certificates not bearing the legend required by Section 8(a).

                 9. Change of Control. Each of the Shareholders agrees that from and after the date hereof, if a transaction or series of related transactions is proposed whereby 50% or more, in the aggregate, of the voting power of the Company is to be transferred to one or more third parties, then each of the Shareholders (a) shall vote all of the shares of Common Stock beneficially owned or held of record by it or him against such proposed transaction, and (b) shall not transfer the shares of Common Stock beneficially owned or held of record by it or him to such third party or parties, unless in each case the Institutional Investors by a Required Vote have consented to such transaction and all of the Shareholders have an opportunity to participate in such transaction pro rata giving effect to the respective economic interest of their respective shares of Common Stock.

                 10.  Covenants; Representations and Warranties.

                      10.1 New Management Shareholders. Each of the parties hereto hereby agrees that any director or employee of the Company or any of its Affiliates who after the date of this Agreement is offered shares of Common Stock shall, as a condition precedent to the acquisition of such shares of Common Stock, become a party to this Agreement by executing the same and delivering it to the Company at its address specified in Section 18 hereof. Upon such execution and delivery, such employee shall be a Management Shareholder for all purposes of this Agreement unless such employee is the principal shareholder of a company acquired by the Company and is designated a Founder by the Board.

                      10.2 No Other Arrangements or Agreements. Each Shareholder and Chase hereby represents and warrants to each of the other parties hereto that, except for the stockholder agreements superseded hereby, and subscription agreements or stock purchase agreements or warrant agreements entered into on or prior to the date hereof, he or it has not entered into or agreed to be bound by any other arrangements or agreements of any kind with any other party with respect to the shares of Common Stock, including, but not limited to, arrangements or agreements with respect to the acquisition, disposition or voting of shares of Common Stock (whether or not such agreements and arrangements are with the Company, other Shareholders or holders of Common Stock that are not parties to this Agreement) except for stock pledge agreements with lenders approved by the Board. Each Shareholder and Chase agrees that, except as disclosed above, he or it will not enter into any such other arrangements or agreements as he or it has represented and warranted to above with any other party as long as any of the terms of this Agreement remain in effect, except in connection with this Agreement or in connection stock options or other similar fringe benefit programs of the Company or any of its Affiliates.

                      10.3 Restrictions on Fundamental Changes. Without a Required Vote, the Company shall not:

                           (a)  Issue any additional shares of Common
 Stock, except for up to 200,000 shares which the Company may issue and sell (directly or upon the exercise of stock options) to persons who are, or effective on purchasing shares become, employees of or substantially full-time consultants to the Company and become Management Shareholders;

                           (b)  Issue or sell any additional shares of
 preferred stock or any securities convertible into or exchangeable for Common Stock or any class of security ranking prior to Common Stock;

                           (c)  Reorganize, consolidate or merge with or
 into another corporation, or sell all or substantially all its assets to another entity;

                           (d)  Amend its Certificate of Incorporation;

                           (e)  Amend its by-laws in any manner which is
 inconsistent with the terms of this Stockholder Agreement or which provides for, permits or requires, for the taking of any corporate action, a different vote than is specified therein on the date hereof unless such amendment is for the purpose of conforming the bylaws to this Agreement;

                           (f)  Declare any dividend on the shares of
 Common Stock; or

                           (g)  Take any action as sole shareholder of
 Piedmont or ASC to cause, or otherwise permit, (i) Piedmont or ASC to cease to be a wholly owned subsidiary of the Company, or (ii) Piedmont or ASC to reorganize, consolidate or merge with or into another corporation, or sell all or substantially all of its assets to another entity.

                      10.4 Management Incentive Plan. The Company agrees that after the effective date of the Merger it will continue in effect, with appropriate modifications (including an extension for at least five years after the Merger and the inclusion of both the ASC and Piedmont Management Shareholders), a Management Incentive Plan having substantially the terms and conditions set forth on Exhibit _ to this Agreement.

                 11. Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement of the Company, the Institutional Investors by a Required Vote and the Founders and Management Shareholders owning a majority of the shares of Common Stock that are owned by all the Founders and Management Shareholders. If the Company, the Institutional Investors by a Required Vote and the requisite number of Founders and Management Shareholders shall have so agreed, the Company shall notify all other Shareholders promptly after such amendment, modification or supplement shall take effect. However, no amendment shall adversely affect a Management Shareholder's rights under Section 2 without such Management Shareholder's consent.

                 12.  Parties.

                      12.1 Assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns, provided that neither the Company nor any Founder or Management Shareholder shall assign any of its rights or obligations pursuant to this Agreement without the prior written agreement of the Institutional Investors by a Required Vote. In the case of Permitted Transferees, third parties and Involuntary Transferees, such Permitted Transferees, third parties or Involuntary Transferees, as the case may be, shall be deemed the Shareholder hereunder for purposes of obtaining the benefits or enforcing the rights of such Shareholder hereunder, provided that no Permitted Transferee, third party or Involuntary Transferee, as the case may be, shall derive any rights under this Agreement unless and until such Permitted Transferee, third party or Involuntary Transferee, as the case may be, has delivered to the Company a valid undertaking to become, and becomes, bound by the terms of this Agreement to which the transferring Shareholder is subject.

                      12.2 Termination. Any party to, or person who is subject to, this Agreement which ceases to own shares of Common Stock or any interest therein shall cease to be a party to, or person who is subject to, this Agreement and thereafter shall have no rights or obligations hereunder. This Agreement shall likewise terminate on earlier of ten years or from the date of the Merger or the completion of an IPO but such termination shall not alter rights pursuant to notices validly given under Sections 2 and 3.

                 13. Recapitalizations, Exchanges, etc. Affecting the Common Stock. Except as otherwise provided herein, the provisions of this Agreement shall apply to the full extent set forth herein with respect to
 (a) the shares of Common Stock and (b) any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution for the shares of Common Stock, by reason of any stock dividend, split, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise. Except as otherwise provided herein, this Agreement is not intended to confer upon any person, except for the parties hereto, any rights or remedies hereunder.

                  14. Transfer of Common Stock. If at any time the Company purchases any shares of Common Stock pursuant to this Agreement, the Company may pay the purchase price determined under this Agreement for the shares of Common Stock it purchases by wire transfer of funds or Company check in the amount of the purchase price, and upon receipt of payment of such purchase price or, pursuant to Section 3.3 or Section 5, any portion thereof, the selling Shareholder shall deliver the certificates representing the number of shares of Common Stock being purchased in a form suitable for transfer, duly endorsed in blank, and free and clear of any lien, claim or encumbrance. Notwithstanding anything in this Agreement to the contrary, the Company shall not be required to make any payment for shares of Common Stock purchased hereunder until delivery to it of the certificates representing such shares. If the Company is purchasing less than all the shares of Common Stock represented by a single certificate, the Company shall deliver to the selling Shareholder a certificate for any unpurchased shares of Common Stock.

                 15. Further Assurances. Each party hereto or person subject hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto or person subject hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                 16. Governing Law. This Agreement and the rights and obligations of the parties hereunder and the persons subject hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of Delaware, without giving effect to the choice of law principles thereof.

                 17. Invalidity of Provision. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

                 18. Notices. All notices and other communications hereunder shall be in writing and, unless otherwise provided herein, shall be deemed duly given if delivered personally or by telecopy or mailed by registered or certified mail (return receipt requested) or by Federal Express or other similar courier service to the parties at the following addresses (or at such other address for the party as shall be specified by like notice):

                      (a)  If to the Company:

                           Outsourcing Services Group, Inc.
                           Attention: Secretary
                           425 So. Ninth Avenue
                           City of Industry, California 91746

                           with a copy to:

                           The Gordon + Morris Group
                           Attention:  President
                           840 Newport Center Drive, Suite 600
                           Newport Beach, California 92660

                      (b) if to a Shareholder or Chase, as listed below such party's signature or, if not so listed, to it at its address as reflected in the stock records of the Company, or as such party shall designate to the Company in writing, with a copy to GMIP at its address indicated below.
                      (c)  If to GMIP:
                           Gordon + Morris Investment Partnership, L.P.
                           840 Newport Center Drive, Suite 600
                           Newport Beach, California 92660

                           with a copy to:

                           The Gordon + Morris Group
                           Attention:  President
                           840 Newport Center Drive, Suite 600
                           Newport Beach, California 92660

                 19. Headings; Execution in Counterparts. The headings and captions contained herein are for convenience and shall not control or affect the meaning or construction of any provision hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and which together shall constitute one and the same instrument.

                 20. Expenses. The Company shall pay the fees and expenses of the Management Shareholders reasonably incurred by them in connection with the preparation, negotiation and closing of this Agreement, provided, however, that the Company shall not be obligated to pay pursuant to this Agreement the fees and expenses of more than one advisor for all of the Management Shareholders.

                 21. Entire Agreement. This Agreement and the agreements referred to herein embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings relating to the shares of Common Stock, other than those expressly set forth or referred to herein or in the agreements referred to herein. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

                 22. Injunctive Relief. The shares of Common Stock cannot readily be purchased or sold in the open market, and for that reason, among others, the Company, the Shareholders and Chase will be irreparably damaged in the event this Agreement is not specifically enforced. Each of the parties therefore agrees that in the event of a breach of any provision of this Agreement, the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of this Agreement. Such remedies shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy which the Company, the Shareholders or Chase may have. Each Shareholder and Chase hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts in California or Delaware for the purposes of any suit, action or other proceeding arising out of or based upon this Agreement or the subject matter hereof. Each Shareholder and Chase hereby consents to service of process by mail made in accordance with Section 18.

                 23. Attorneys' Fees. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover such reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled, as may be ordered in connection with such proceeding.

                 24. Definitions. Terms used in this Agreement shall have the meanings ascribed to them in this Section 24 unless such terms are defined elsewhere in this Agreement:

                      Act:  The Securities Act of 1933, as amended.

                      Affiliate: A person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, any other person. In the case of GMIP, its affiliates shall also include each of its limited partners and their heirs, successors and estates. In the case of Hancock, its affiliates shall also include each of its limited partners and their heirs, successors and estates.

                      Appraisal:  As defined in Section 4.1(a).

                      Appraisal Date: The last day of the Company's most recently completed fiscal year or, if applicable, the latest date for which an Appraisal has been obtained.

                      Appraiser: An independent evaluation consultant or appraiser of recognized national standing reasonably satisfactory to GMIP retained for the purpose of appraising the fair market value of the shares of the common stock.

                      ASCP:     As defined in the first sentence of this
 Agreement.

                      Board:  The Board of Directors of the Company.

                      Carrying Value:  As defined in Section 4.2.

                      Cause: The term "Cause" used in connection with a termination of employment of a Management Shareholder shall mean the definition used in such person's written employment agreement, if any, and otherwise shall mean a termination of such Management Shareholder's employment by the Company and its Affiliates due to (i) the continued failure, after written notice, by such Management Shareholder substantially to perform his duties with the Company or any of its Affiliates (other than any such failure resulting from incapacity due to reasonably documented physical or mental illness), or (ii) the engaging by such Management Shareholder in serious misconduct which is material to the performance by such Management Shareholder of his duties and obligations for the Company or any of its Affiliate, including, without limitation, the disclosure of material secret or confidential information of the Company or any of its Affiliates.

                      Common Stock: The $0.001 par value common stock of Outsourcing Services Group, Inc.

                      Company: Outsourcing Services Group, Inc., a Delaware corporation. Persons employed by any subsidiary of the Company shall be deemed employees of the Company for all purposes of this Agreement.

                      Disability: The termination of the employment of any Management Shareholder by the Company or any of its Affiliates shall be deemed to be by reason of a "Disability" if, as a result of such Management Shareholder's incapacity due to reasonably documented physical or mental illness, such Management Shareholder shall have been unable for more than six months within any 12 month period to perform his duties with the Company or any of its Affiliates on a full time basis and within 30 days after written notice of termination has been given to such Management Shareholder, such Management Shareholder shall not have returned to the full time performance of his duties. The date of termination in the case of a termination for "Disability" shall be the last day of the aforementioned 30-day period.

                      Exchange Act:  As Defined in Section 1.2.

                      Fair Market Value:  As defined in Section 4.1(b).

                      Financing Documents: Any debt instrument or agreement entered into by the Company or any of its subsidiaries.

                      Founders: As defined in the first sentence of this Agreement.

                      Good Reason:  A termination of a Management
 Shareholder's employment with the Company or its Affiliates shall be for "Good Reason" if such Management Shareholder voluntarily terminates his employment with the Company or any of its Affiliates as a result of either of the following:

                      (i) without the Management Shareholder's prior written consent, a reduction in his current salary, other than any such reduction that is part of a general salary reduction or other concessionary arrangement affecting all employees or affecting the group of employees of which the Management Shareholder is a member;

                     (ii) the taking of any action by the Company or any of its Affiliates that substantially diminishes the aggregate value of the benefits provided him under the medical, health, accident, disability, life insurance, thrift and retirement plans in which he was participating on the date of his execution of this Agreement, other than any such reduction which is (x) required by law, (y) implemented in connection with a general concessionary arrangement affecting all employees or affecting the group of employees of which the Management Shareholder is a member or (z) generally applicable to all beneficiaries of such plans; or

                    (iii)  a relocation, without such Management
                 Shareholder's consent, of his principal place of employment to a site more than 50 miles from his place of employment at the time of signing this Agreement or such other place to which a relocation has occurred with the Management Shareholder's consent; or

                     (iv) any other state of facts or circumstances which has been determined to be a "constructive termination" by the Board.

                      GMIP: As defined in the first sentence of this Agreement.

                      Hancock: As defined in the first sentence of this Agreement.

                      Institutional Investor: As defined in the first sentence of this Agreement, and including Chase to the extent provided in
 Section 1.2(d)(i).

                      Involuntary Transferee:  As defined in Section 6.6.

                      Involuntary Transfer: A transfer of title or beneficial ownership of shares of Common Stock upon default, foreclosure, forfeit, divorce, court order, or otherwise than by a voluntary decision on the part of a Shareholder.

                      IPO:  As defined in Section 1.1.

                      Management Offerees: Management Shareholders owning not less than 10,000 shares of the Common Stock or such greater number of shares that will assure the Company that the number and status of the Management Offerees are such that an offer by a third party to purchase any share of common stock can be made without (a) registration under the Act, or (b) reliance on Regulation D promulgated under the Act.

                      Management Shareholders: As defined on Page 1 of the Agreement.

                      Maximum Amount:  As defined in Section 5.

                      Merger: The consummation of the Merger, as defined in the Recitals.

                      Notice:  As defined in Section 6.7.

                      Offer:  As defined in Paragraph 6.3(a)(iv).

                      Offering Shareholder: A Management Shareholder or Founder who is entitled to sell shares of Common Stock to third parties pursuant to Section 6.1 and who has received a bona fide offer or offers from a third party or parties to purchase any shares of Common Stock.

                      Outside Offer:  As defined in Section 6.3(a).

                      Permitted Transferee:  Transferee identified in
 Section 1.2.

                      Purchase Offer:  As defined in Section 6.3.

                      Registration: An effective registration statement under the Securities Act of 1933, as amended.

                      Required Vote: The vote or written consent of the holders of at least two-thirds of the shares then held by the Institutional Investors.

                      Restricted Period: The earlier to occur of (a) the closing of an IPO, or (b) the fifth anniversary of the closing.

                      Retirement:  The retirement of a Management
 Shareholder upon or after reaching the age of 65.

                      ROFO Offer, ROFO Price, ROFO Shares:  As defined in
 Section 6.2.

                      ROFR Offer:  As defined in Section 6.3.

                      Selling Investor:  As defined in Section 6.2.

                      Shareholders: As defined on page 1, and including Chase to the extent provided in Section 1.2(d)(i). However, for purposes of receiving notices and exercising co-sale rights under Article 6, Chase shall be deemed a Shareholder

                      Significant Risk:  As defined in Section 1.2(a).

                      Transfers: The direct or indirect sale, assignment, mortgage, transfer, pledge, hypothecation or other disposition of shares of Common Stock now or hereafter owned by any Shareholder or any interest therein.


                      IN WITNESS WHEREOF, this Agreement has been signed by each of the parties hereto on the date opposite such party's signature hereto, and shall be effective as of the date first above written.

                                        OUTSOURCING SERVICES GROUP, INC.,

 Date:                                  By: /s/ Joseph Sortais
                                            ------------------------------
                                            Joseph W. Sortais,
                                            Chief Financial Officer


                                        By: /s/ Walter Lim
                                            ------------------------------
                                            Walter K. Lim, Chairman


                                        GORDON + MORRIS INVESTMENT
                                        PARTNERSHIP, L.P.

                                        By: Gordon + Morris Partners, L.P.,
                                            General Partner

 Date:  6/26/97                         By: /s/ John H. Morris
                                            ------------------------------
                                            Title: Partner

                                        HANCOCK VENTURE PARTNERS IV -
                                        DIRECT FUND, L.P.

                                        By:  Back Bay Partners XII L.P.

                                        By:  Hancock Venture Partners, Inc.

 Date:  6/25/97                              By: /s/ Robert Wadsworth
                                                 --------------------------
                                                 Authorized Officer

                                        Address:  1 Financial Center
                                                  Boston, MA  02111


                                        ASC INVESTMENT PARTNERS, L.P.

                                        By:  The Gordon + Morris Group,
                                             as general partner

 Date:  6/26/97                         By:  /s/ John H. Morris
                                            ------------------------------
                                             Title: President

                                        CHASE MANHATTAN CAPITAL CORPORATION

 Date:                                  By: John M.B. O'Connor
                                            ------------------------------
                                            Title:

 Date:   6/26/97
                                            ------------------------------
                                            (Signature of Management
                                            Shareholder or Founder)


                                        Name: Christopher Denney
                                              ---------------------------
                                                      (Please Print)


                                        Address: 1924 Edenvale Crescent
                                                 Burlington, Ontario L7P3L9
                                                 Canada




                               Spousal Waiver

      ___________________________ [Name of spouse] hereby waives and releases any and all equitable or legal claims and rights, actual, inchoate or contingent which _____ [he or she] may acquire with respect to the disposition, voting or control of the shares of Common Stock subject to this Agreement, except for rights in respect of the proceeds of any disposition of such Common Stock.



                                        ---------------------------------
                                          (Signature of Spouse)


 Date:   6/26/97
                                        ---------------------------------
                                         (Signature of Management
                                          Shareholder or Founder)


                                        Name: Ian R. Gecker
                                              ---------------------------
                                                   (Please Print)


                                        Address: 482 Milledge Gate
                                                 Mariette, GA 30067



                               Spousal Waiver

 Lydia Gecker [Name of spouse] hereby waives and releases any and all equitable or legal claims and rights, actual, inchoate or contingent which _____ [he or she] may acquire with respect to the disposition, voting or control of the shares of Common Stock subject to this Agreement, except for rights in respect of the proceeds of any disposition of such Common Stock.


                                        /s/ Lydia Gecker
                                        ---------------------------------
                                        (Signature of Spouse)

 Date:    6/27/97
                                        ---------------------------------
                                        (Signature of Management
                                         Shareholder or Founder)


                                   Name: Michael J. Garretson
                                         --------------------------------
                                               (Please Print)

                                   Address: 3975 Sundown Drive
                                            Gainesville, GA 30506

                               Spousal Waiver

 Elizabeth R. Garretson [Name of spouse] hereby waives and releases any and all equitable or legal claims and rights, actual, inchoate or contingent which _____ [he or she] may acquire with respect to the disposition, voting or control of the shares of Common Stock subject to this Agreement, except for rights in respect of the proceeds of any disposition of such Common Stock.



                                         /s/ Elizabeth R. Garretson
                                        ---------------------------------
                                         (Signature of Spouse)


 Date:   6/26/97
                                        ---------------------------------
                                         (Signature of Management
                                          Shareholder or Founder)


                                    Name: Gregory G. Garretson
                                          -------------------------------
                                                 (Please Print)

                                    Address: 1180 Antioch Rd.
                                             Gainesville, GA 30506



                               Spousal Waiver

 Mary Garretson [Name of spouse] hereby waives and releases any and all equitable or legal claims and rights, actual, inchoate or contingent which _____ [he or she] may acquire with respect to the disposition, voting or control of the shares of Common Stock subject to this Agreement, except for rights in respect of the proceeds of any disposition of such Common Stock.

                                      /s/ Mary Garretson
                                      ---------------------------------
                                      (Signature of Spouse)


 Date:
                                      ---------------------------------
                                      (Signature of Management
                                       Shareholder or Founder)


                                Name: Richard G. Mirabile Sr.
                                      ---------------------------------
                                                (Please Print)

                                Address: 1363 Louisa Ave.
                                         West Covina, CA 91790



                               Spousal Waiver

 Della M. Mirabile [Name of spouse] hereby waives and releases any and all equitable or legal claims and rights, actual, inchoate or contingent which _____ [he or she] may acquire with respect to the disposition, voting or control of the shares of Common Stock subject to this Agreement, except for rights in respect of the proceeds of any disposition of such Common Stock.


                                         /s/ Della M. Mirabile
                                         --------------------------
                                        (Signature of Spouse)

 Date:  6/26/97
                                         --------------------------
                                        (Signature of Management
                                         Shareholder or Founder)


                                   Name: Harry Wu
                                         --------------------------
                                                   (Please Print)

                                   Address: 6128 W. San Vicente
                                            Los Angeles, CA 90042



                               Spousal Waiver

 Kim Wu [Name of spouse] hereby waives and releases any and all equitable or legal claims and rights, actual, inchoate or contingent which _____ [he or she] may acquire with respect to the disposition, voting or control of the shares of Common Stock subject to this Agreement, except for rights in respect of the proceeds of any disposition of such Common Stock.

                                                /s/ Kim Wu
                                               --------------------------
                                               (Signature of Spouse)

 Date:   6/26/97
                                               --------------------------
                                               (Signature of Management
                                               Shareholder or Founder)


                                         Name: Elaine M. Suderno
                                               --------------------------
                                                    (Please Print)

                                         Address: 10528 Acoro Street
                                                  Bellflower, CA 90706



                               Spousal Waiver

  ________________________ [Name of spouse] hereby waives and releases any and all equitable or legal claims and rights, actual, inchoate or contingent which _____ [he or she] may acquire with respect to the disposition, voting or control of the shares of Common Stock subject to this Agreement, except for rights in respect of the proceeds of any disposition of such Common Stock.


                                           --------------------------
                                           (Signature of Spouse)


 Date:   6/26/97
                                           --------------------------
                                         (Signature of Management
                                         Shareholder or Founder)


                                    Name: Lorena Axthelm
                                          ---------------------------
                                                (Please Print)

                                    Address: 1069 N. Glendora Ave.
                                             Covina, CA  91724



                               Spousal Waiver

 _________________________ [Name of spouse] hereby waives and releases any and all equitable or legal claims and rights, actual, inchoate or
 contingent which       [he or she] may acquire with respect to the
 disposition, voting or control of the shares of Common Stock subject to this Agreement, except for rights in respect of the proceeds of any disposition of such Common Stock.



                                          --------------------------
                                          (Signature of Spouse)


 Date:   6/26/97
                                          ---------------------------
                                          (Signature of Management
                                          Shareholder or Founder)


                                      Name: Linda L. Storms
                                          ---------------------------
                                            (Please Print)

                                      Address: 1101 Calle Malaga Dr.
                                               Duarte, CA  91010



                               Spousal Waiver

 _________________________ [Name of spouse] hereby waives and releases any and all equitable or legal claims and rights, actual, inchoate or contingent which _____ [he or she] may acquire with respect to the disposition, voting or control of the shares of Common Stock subject to this Agreement, except for rights in respect of the proceeds of any disposition of such Common Stock.



                                          ---------------------------
                                          (Signature of Spouse)

 Date:  6/26/97
                                          ---------------------------
                                          (Signature of Management
                                          Shareholder or Founder)


                                     Name: Joseph Sortais
                                           --------------------------
                                               (Please Print)

                                     Address: 12 Cedar Tree Lane
                                              Irvine, CA  92612



                               Spousal Waiver

 Mary Lou Sortais [Name of spouse] hereby waives and releases any and all equitable or legal claims and rights, actual, inchoate or contingent which _____ [he or she] may acquire with respect to the disposition, voting or control of the shares of Common Stock subject to this Agreement, except for rights in respect of the proceeds of any disposition of such Common Stock.



                                         /s/ Mary Lou Sortais
                                         ----------------------------
                                         (Signature of Spouse)

 Date:  6/26/97
                                         ----------------------------
                                         (Signature of Management
                                          Shareholder or Founder)


                                    Name: Walter K. Lim
                                          ---------------------------
                                                (Please Print)

                                    Address:  14720 Horticulture Dr.
                                              Hacienda Heights, CA
                                              01745



                               Spousal Waiver

 Sylvia Lim [Name of spouse] hereby waives and releases any and all equitable or legal claims and rights, actual, inchoate or contingent which ________ [he or she] may acquire with respect to the disposition, voting or control of the shares of Common Stock subject to this Agreement, except for rights in respect of the proceeds of any disposition of such Common Stock.



                                          /s/ Sylvia Lim
                                          ----------------------------
                                          (Signature of Spouse)

 Date:  6/26/97
                                          ----------------------------
                                          (Signature of Management
                                           Shareholder or Founder)


                                    Name: Howard C. Lim
                                          ----------------------------
                                              (Please Print)

                                    Address: P.O. Box 2312
                                             City of Industry, CA
                                             91746-0312


                               Spousal Waiver

 _________________________ [Name of spouse] hereby waives and releases any and all equitable or legal claims and rights, actual, inchoate or contingent which _____ [he or she] may acquire with respect to the disposition, voting or control of the shares of Common Stock subject to this Agreement, except for rights in respect of the proceeds of any disposition of such Common Stock.


                                          ----------------------------
                                          (Signature of Spouse)


 Date:  6/26/97
                                          ----------------------------
                                          (Signature of Management
                                           Shareholder or Founder)


                                    Name: Samuel D. Garretson
                                          ----------------------------

                                           (Please Print)

                                    Address: 1665 Chevron Way
                                             Atlanta, GA  30350



                               Spousal Waiver

 Delphine E. Garretson [Name of spouse] hereby waives and releases any and all equitable or legal claims and rights, actual, inchoate or contingent which _____ [he or she] may acquire with respect to the disposition, voting or control of the shares of Common Stock subject to this Agreement, except for rights in respect of the proceeds of any disposition of such Common Stock.


                                        /s/ Delphine E. Garretson
                                        ----------------------------
                                        (Signature of Spouse)


                                                                  EXHIBIT A


                          Management Shareholders


          Ian Gecker
          Michael J. Garretson
          Gregory G. Garretson
          Richard Mirabile
          Harry Wu
          Elaine Suderno
          Lorena Axthelm
          Linda Storms
          Joseph W. Sortais


                          Institutional Investors

          Hancock Venture Partners IV - Direct Fund L.P.
          ASC Investment Partners, L.P.
          Gordon + Morris Investment Partnership, L.P.


                               Warrant Holder

          Chase Manhattan Capital, L.P.



                                                                  EXHIBIT B

 A full list is on file with the corporate secretary of the Company. The amount applicable to the individual stockholder signing this Agreement is as follows:

  Name of
 Shareholder               Number of Shares
 GMIP                        316,970
 Hancock                     343,916
 ASCP                         75,648
 Walter K. Lim               192,974
 Howard C. Lim               185,609
 Samuel D. Garretson         101,187
 Gregory Garretson            12,191
 Michael Garretson            12,191
 Ian Gecker                    8,534
 Richard Mirabile              5,295
 Harry Wu                      1,841
 Elaine Suderno                1,841
 Lorena Axthelm                1,841
 Linda Storms                  1,841
 Joseph W. Sortais             5,295


  Name of                     Number of Shares
 Warrant Holder           Subject to Warrants

 Chase                        80,883